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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report
(date of earliest event reported):           November 4, 1999 (October 21, 1999)
                                             -----------------------------------


                           CCPC HOLDING COMPANY, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Delaware                         333-57099               16-1403318
 ------------------------------        ---------------       -------------------
(State or other jurisdiction of       (Commission file          (IRS Employer
     of incorporation)                     number)           Identification No.)


   One Pyrex Place, Elmira, New York                              14902-1555
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:                607-377-8605
                                                                   ------------



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

The Company has recently completed two significant acquisitions:

ACQUISITION OF GENERAL HOUSEWARES CORP. On October 21, 1999 CCPC Holding Co. (the Company) completed the acquisition of General Housewares Corp. from the Company's parent, CCPC Acquisition Corp. The transaction is valued at approximately $159 million, which includes a price of $28.75 per share of General Housewares common stock, the repayment of debt and transaction fees. The Company financed the acquisition through the issuance of $50 million in Junior Cumulative Preferred Stock ("Junior Preferred Stock") to an affiliate of the Company's parent and borrowings under the Company's existing credit facility. The Junior Preferred Stock consists of two million shares with each share having a liquidation preference of $25.00. The Junior Preferred Stock provides for the payment of cash dividends of $1.00 per share per quarter if declared by the Company and certain financial ratios are satisfied.

General Housewares Corp. manufactures and markets consumer durable goods with principal lines of business consisting of kitchen and household tools, precision cutting tools, kitchen cutlery and cookware. In addition, General Housewares Corp. sells products through its chain of manufacturer's retail outlet stores.

ACQUISITION OF EKCO GROUP, INC.
On October 25, 1999 CCPC Holding Co. (the Company) completed the acquisition of EKCO Group, Inc. from the Company's parent, CCPC Acquisition Corp. The transaction is valued at approximately $254 million, including the EKCO Group, Inc. common stock, the assumption of debt and transaction fees. The Company financed the acquisition through the issuance of $150 million in common stock to the Company's parent, CCPC Acquisition Corp. and a short term borrowing from an affiliate of the Company's parent.

EKCO Group Inc. is a manufacturer and marketer of branded consumer products. EKCO Group Inc.'s products include household items such as bakeware, kitchenware, pantryware, brooms, brushes and mops.





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The financial information required by Item 7 of the Form 8-K, including historical and proforma financial information of General Housewares Corp. and EKCO Group, Inc. will be filed under an amended Form 8-K within 60 days of the date of this report.

 c.  Exhibits

2.1 Stock Purchase Agreement, dated as of October 25, 1999, between CCPC Acquisition Corp. and CCPC Holding Company, Inc.

2.2 Agreement and Plan of Merger, dated as of August 2, 1999, between CCPC Acquisition Corp. and General Housewares Corp.

2.3 Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 24, 1999, by and among CCPC Acquisition Corp., GHC Acquisition Corp. and General Housewares Corp.

2.4 Amendment No. 2 to the Agreement and Plan of Merger, dated as of October 20, 1999, by and among CCPC Acquisition Corp., GHC Acquisition Corp. and General Housewares Corp.

2.5 Consent and Waiver to the Agreement and Plan of Merger, dated as of October 21, 1999, by and among CCPC Acquisition Corp., GHC Acquisition Corp. and General Housewares Corp.

2.6 Contribution Agreement, dated as of October 21, 1999, between CCPC Acquisition Corp. and CCPC Holding Company, Inc.

99.1 Press Release

99.2 Press Release


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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                       CCPC Holding Company, Inc.



Date:   November 4, 1999
                                       /s/ Anthony P. Deasey
                                       -----------------------------------
                                       Senior Vice President--Finance and
                                       Chief Financial Officer